Exhibit 10.12

AMENDMENT NUMBER THREE TO
THE COCA-COLA REFRESHMENTS EXECUTIVE SEVERANCE PLAN

WHEREAS, Coca-Cola Refreshments USA, Inc. sponsors the Coca-Cola Refreshments Executive Severance Plan (the “CCR Executive Severance Plan”);

WHEREAS, The Coca-Cola Company Benefits Committee (the “Committee”) may terminate the CCR Executive Severance Plan at any time;

WHEREAS, the Committee wishes to terminate the Plan;

WHEREAS, effective at midnight on October 1, 2012, CCR's employees shall cease participation in the CCR Executive Severance Plan; and

WHEREAS, the CCR Executive Severance plan is terminated effective as of midnight on October 1, 2012.

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be executed by its duly authorized member as of this 24th day of September 2012.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

BY:/s/ SUE FLEMING_____________________
SUE FLEMING
Benefits Committee Chairperson